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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80301, 333-16205, 333-37138, 333-40276, 333-47033, 333-71151,
333-82752, 333-104968, and 333-109317) and Form S-3 (No. 333-103539) of PAREXEL
International Corporation of our report dated August 30, 2004, with respect to the consolidated financial statements and schedule of PAREXEL International Corporation included in this Form 10-K Annual Report for the year ended June 30, 2004.

                                              Ernst & Young LLP

Boston, Massachusetts
September 8, 2004